Exhibit 99.1

March 12, 2013 University House at University of Central Florida The Retreat at University of North Carolina State The VUE at TCU Dear Stockholder: In 2012, Inland American picked up significant momentum in building its student housing portfolio. By year end, we had opened two successful student housing properties, including University House of Central Florida, which won two design and development awards and was 100 percent pre-leased prior to opening. In December, we also announced the $94.6 million purchase of two new student housing facilities located in Tallahassee, Fla. and Raleigh, N.C., called The Retreats. Together The Retreat properties expanded our student housing portfolio by more than 1,360 beds. With the addition of these new properties, our portfolio will stand at over 5,570 beds and 11 properties, located in eight states. On average, the properties are two years old, and occupancy across the portfolio averages 96 percent. If you recall our goal for student housing is to double in size through the acquisition and development of best-in-class properties. We continue to make progress on that goal in 2013. Already this year, Inland American has acquired an additional student housing facility, the VUE at Texas Christian University (TCU) in Fort Worth, Texas, and entered into a joint venture development agreement for another, University House Arena District at the University of Oregon in Eugene, Ore. The VUE at TCU in Fort Worth, Texas Opened in August 2012 at 100 percent capacity One block south of campus 6,000 square feet of retail opening in spring 2013 University House Arena District in Eugene, Oregon Projected to open in August 2013 and currently leasing 244 beds in two- and four-bedroom configurations Eco-friendly furniture and appliances Solar roof panels and energy-efficient heating systems Includes 6,000 square feet of fully leased retail space

Long term, we believe investment opportunities exist in the student housing segment: it is a niche market with very few experienced developers and operators; universities’ budgets for housing are decreasing and the number of students is growing; and existing housing properties are outdated with few amenities. These market fundamentals, among others, make this asset class attractive to our growth strategy. While there are other, larger macro-economic factors that could slow down the execution on our student housing strategy, we are constantly monitoring these factors and will adjust our strategy as necessary to provide our stockholders with a sustainable distribution and the maximum possible returns. Year-End 2012 Earnings Call All stockholders are invited to join us for our year-end 2012 earnings call and webcast on Friday, April 5, 2013 at 10:00 AM CST. Please register at www.inlandamerican.com. We encourage all of our stockholders to participate and we look forward to answering any questions you may submit. Cash Distribution Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of February 2013. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to a 7.2% annualized yield based on our current estimated per share value. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Thomas P. McGuinness Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.